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                                                        Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                           PACIFIC GATEWAY PROPERTIES, INC.
            --------------------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)

                   New York                         04-2816560
--------------------------------------------------------------------------------
         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)         Identification No.)

      930 Montgomery St., Fourth Floor,
      San Francisco, California                        94133
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)         (Zip Code)

                           PACIFIC GATEWAY PROPERTIES, INC.
                             INCENTIVE STOCK OPTION PLAN
                           (57,350 shares of Common Stock,
                                   par value $1.00)

                                         and

                           PACIFIC GATEWAY PROPERTIES, INC.
                                1996 STOCK OPTION PLAN
                           (200,000 shares of Common Stock,
                                     par value $1.00)
--------------------------------------------------------------------------------
                               (Full title of the plan)

                             Raymond V. Marino, President
                           Pacific Gateway Properties, Inc.
                           930 Montgomery Street, 4th Floor
                             San Francisco, California 94133
--------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                    415-398-4800
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            (Telephone Number, including area code, of agent for service)


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It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

                                   Irving Needleman
                              Jacobs Persinger & Parker
                                   77 Water Street
                              New York, New York  10005



                           CALCULATION OF REGISTRATION FEE


                               Proposed       Proposed
 Title of                      maximum         maximum
securities      Amount         offering       aggregate       Amount of
  to be         to be          price per       offering      registration
registered    registered (1)   share(2)         price (2)         fee
-----------   ------------     -----          -----------    ------------

Common Stock, 257,350 shs.     $5.25          $1,351,088     $410
 par value
 $1 per share


-------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable upon exercise of options as a result of the anti-dilution provisions of the Incentive Stock Option Plan and 1996 Stock Option Plan.

(2) Based upon the average of the high and low prices for a share of the Common Stock on the American Stock Exchange Consolidated Reporting System on August 25, 1997. See Rule 457(h). Estimated solely for the purpose of calculating the registration fee.


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                                       PART II


Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         a. Annual Report on Form 10-K for the year ended December 31, 1996 filed March 31, 1997.

         b. Amendment on Form 10-K filed June 10, 1997 to the Annual Report on Form 10-K for the year ended December 31, 1996.

         c. Amendment on Form 10-K/A filed August 8, 1997 to the Annual Report on Form 10-K for the year ended December 31, 1996.

         d.   Amendment to Quarterly Report on Form 10-Q/A filed January
    17, 1997.

         e. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed May 13, 1997.

         f. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed August 14, 1997.

         g.   Current Report on Form 8-K filed January 31, 1997.

         h. Amendment on Form 8-K/A filed March 25, 1997 to Current Report on Form 8-K filed January 31, 1997.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

              Not applicable

Item 5.  Interests of Named Experts and Counsel.

              None

Item 6.  Indemnification of Directors and Officers.

    Section 9 of the By-Laws of the Registrant included in Exhibit 3.2 to the Amendment on Form 10-K/A filed August 8, 1997 to the Registrant's Annual Report for 1996 on Form 10-K and incorporated herein by reference sets forth certain rights of the Registrant's directors and officers to obtain indemnification from the Registrant.


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         In addition, Sections 721 to 725 of the New York Business Corporation
Law provide for indemnification of directors and officers.

         Article Fourteenth of the Certificate of Incorporation of the Registrant included in Exhibit 3.1 to the Amendment on Form 10-K/A filed August 8, 1997 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference includes provisions permitted by Section 402 of the New York Business Corporation Law eliminating or limiting the personal liability of directors to the Registrant.

         The Registrant also maintains a policy of directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed.

              Not applicable

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.

Exhibit No.                    Description
-----------    -----------------------------------------------------------------


5. Opinion of Jacobs Persinger & Parker as to the legality of the shares being registered.

23.1          Consent of Jacobs Persinger & Parker - included in Exhibit 5.

23.2          Consent of Arthur Andersen LLP.

23.3          Consent of Arthur Andersen LLP

24. Power of Attorney - included as part of the signature page to this Registration Statement.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:
              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or
              events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the


                                          2
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              Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with
              respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
              Statement;

                   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii)
              do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1937) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that


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in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                          4
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                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on this 27TH day of AUGUST , 1997.

                             PACIFIC GATEWAY PROPERTIES, INC.


                             By:   /s/ Raymond V. Marino
                                  --------------------------------
                                       Raymond V. Marino,
                                       PRESIDENT


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond V. Marino and Andrew T. Gorayeb and each of them acting singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 27TH day of AUGUST , 1997.

    Signature                          Title
    ---------                          -----


/s/Raymond V. Marino              President and Director
----------------------------      (Principal Executive Officer)
Raymond V. Marino


/s/Andrew T. Gorayeb              Vice President of Finance
----------------------------      (Principal Financial Officer)
Andrew T. Gorayeb



                                          5

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/s/Steven A. Calabrese            Director
---------------------------
Steven A. Calabrese


/s/Mark D. Grossi                 Director
---------------------------
Mark D. Grossi


/s/Lawrence B. Helzel             Director
---------------------------
Lawrence B. Helzel


                                  Director
---------------------------
Marshall A. Jacobs


/s/Christopher L. Jarratt         Director
---------------------------
Christopher L. Jarratt


                                  Director
----------------------------
Richard M. Osborne


/s/Martin S. Roher                Director
----------------------------
Martin S. Roher




                                          6

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                                    EXHIBIT INDEX


Exhibit No.

    5 Opinion of Jacobs Persinger & Parker as to legality of the shares being registered.

    23.1    Consent of Jacobs Persinger & Parker - included in Exhibit 5.

    23.2    Consent of Arthur Andersen LLP.

    23.3    Consent of Arthur Andersen LLP.

    24 Power of Attorney - included as part of the signature page to this Registration Statement.